Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2011 RESULTS

Third quarter sales increased 2.2%; comparable store sales decreased 9.3%

Third quarter 2011 loss per share of $0.46 compared with $0.03 loss last year

SAVANNAH, GA (November 22, 2011) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter of fiscal 2011.

Financial Highlights – Third quarter ended October 29, 2011

Total sales in the third quarter ended October 29, 2011 increased 2.2% to $143.1 million compared with $140.0 million in the third quarter ended October 30, 2010.  Comparable store sales decreased 9.3%.

Net loss was $6.8 million, or $0.46 per diluted share, in the third quarter of 2011, compared with a net loss of $0.4 million, or $0.03 per diluted share, in last year’s third quarter.  The increase in this year’s quarterly loss was primarily a result of the negative comparable store sales and a related need to take clearance markdowns.  In addition, this year’s third quarter was affected by severance costs of $1.2 million, incurred primarily in connection with the elimination of 40 positions in the Company’s corporate offices, distribution centers and store organization, and $0.7 million of non-cash impairment expense related to the property and equipment at nine underperforming stores.  The severance and impairment expenses had an adverse impact on loss per diluted share of $0.08 in the third quarter of 2011.

The Company opened 26 stores, relocated or expanded 4 others and closed 1 store in the third quarter of 2011, reaching a total store count of 507 at the end of the quarter.

Financial Highlights – First three quarters ended October 29, 2011

Total sales in the first three quarters of fiscal 2011 increased 2.7% to $462.5 million compared with $450.5 million in the same period of fiscal 2010.  Comparable store sales decreased 9.1%.  Net loss was $4.7 million, or $0.32 per diluted share, in the first three quarters of 2011, compared with net income of $11.5 million, or $0.79 per diluted share, in last year’s first three quarters.  Year-to-date results include the aforementioned severance costs and impairment expense in the third quarter and $1.6 million of impairment expense and $0.6 million of costs incurred in connection with the closing of the Company’s Savannah, Georgia distribution center in the second quarter of 2011.  Such expenses in the second and third quarters had an adverse impact on loss per diluted share of $0.17 in the first three quarters of 2011.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2902.  A replay of the conference call will be available until November 29, 2011, by dialing (402) 977-9140 and entering the passcode, 21543976.  The live broadcast of the quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/events.cfm, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and continue through November 29, 2011.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  After opening 4 stores thus far in November 2011, the Company currently operates 511 stores located in 29 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	David Alexander
	Chief Financial Officer	President and Chief Executive Officer
	(912) 443-2075	(912) 443-3924

CITI TRENDS, INC.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	October 29, 2011	October 30, 2010
	(unaudited)	(unaudited)
Net sales	$143,067	$140,037
Cost of sales	94,909	88,356
Gross profit	48,158	51,681
Selling, general and administrative expenses	53,059	47,243
Depreciation and amortization	6,454	5,134
Asset impairment	696	190
Loss from operations	(12,051)	(886)
Interest income	61	41
Interest expense	(17)	(8)
Loss before income tax benefit	(12,007)	(853)
Income tax benefit	(5,246)	(459)
Net loss	$(6,761)	$(394)

Basic net loss per common share	$(0.46)	$(0.03)
Diluted net loss per common share	$(0.46)	$(0.03)

Weighted average shares used to compute basic net loss per share	14,602	14,519
Weighted average shares used to compute diluted net loss per share	14,602	14,519

	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 29, 2011	October 30, 2010
	(unaudited)	(unaudited)
Net sales	$462,468	$450,485
Cost of sales	295,789	278,134
Gross profit	166,679	172,351
Selling, general and administrative expenses	154,819	140,119
Depreciation and amortization	18,389	14,653
Asset impairment	2,305	190
(Loss) income from operations	(8,834)	17,389
Interest income	180	140
Interest expense	(27)	(17)
(Loss) income before income tax (benefit) expense	(8,681)	17,512
Income tax (benefit) expense	(3,982)	6,024
Net (loss) income	$(4,699)	$11,488

Basic net (loss) income per common share	$(0.32)	$0.79
Diluted net (loss) income per common share	$(0.32)	$0.79

Weighted average shares used to compute basic net (loss) income per share	14,584	14,497
Weighted average shares used to compute diluted net (loss) income per share	14,584	14,518

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS (unaudited)

(in thousands)

	October 29, 2011	October 30, 2010
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$33,225	$69,632
Short-term investment securities	—	4,752
Inventory	127,156	115,273
Prepaid and other current assets	27,836	21,995
Assets held for sale	1,415	—
Property and equipment, net	95,369	76,879
Long-term investment securities	19,760	—
Other noncurrent assets	3,308	4,470
Total assets	$308,069	$293,001

Liabilities and Stockholders’ Equity:
Accounts payable	$64,120	$61,355
Accrued liabilities	25,126	22,111
Other current liabilities	3,363	3,200
Noncurrent liabilities	12,974	10,422
Total liabilities	105,583	97,088

Total stockholders’ equity	202,486	195,913
Total liabilities and stockholders’ equity	$308,069	$293,001